Exhibit 32

Certification Pursuant to Section 906 of
The Sarbanes Oxley Act of 2002

The certification set forth below is being submitted in connection with this report on Form 10-Q for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Steven J. Johnston, the chief executive officer, and Michael J. Sewell, the chief financial officer, of Cincinnati Financial Corporation each certifies that, to the best of his knowledge:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Cincinnati Financial Corporation.

Date: October 25, 2012

/S/ Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
President and Chief Executive Officer

/S/ Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President and Treasurer